Exhibit 99.1

Plus Therapeutics, Inc. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

Houston, TX | May 23, 2025 Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”) today announced it received a delinquency notification letter from Nasdaq on May 21, 2025, which indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the delayed filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Quarterly Report”). The Nasdaq Listing Rule requires listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”). This notification has no immediate effect on the listing of the Company’s securities on Nasdaq.

Nasdaq has informed the Company that it must submit a plan to regain compliance with respect to the filing requirement by July 21, 2025. If the plan is accepted, Nasdaq can grant an exception of up to 180 calendar dates from the due date of the filing, or until November 17, 2025, to regain compliance.

The Company is working diligently to file the Quarterly Report as promptly as practical, and expects to return to a normal filing cadence for the remainder of 2025.

About Plus Therapeutics

Headquartered in Houston, Texas, Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in leptomeningeal metastases (LM) and recurrent glioblastoma (GBM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing, and future potential commercialization of its products. For more information, visit https://plustherapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “expect,” “plan,” or “potential,” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of the Quarterly Report on Form 10-Q for the period ended March 31, 2025, its submission of a plan to regain compliance with respect to the Nasdaq Listing Rule, and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to, uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, the duration of any extension that may be granted by Nasdaq, the potential inability to meet Nasdaq’s requirements, the Company’s preparation of the Quarterly Report on Form 10-Q for the period ended March 31, 2025 and the related financial statements, the possibility of additional delays in the filing of the Quarterly Report on Form 10-Q for the period ended March 31, 2025, and the other risks and uncertainties described in the Company’s SEC reports and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contact Information

Andrew Sims, CFO

Plus Therapeutics, Inc.

737-255-7194

ir@plustherapeutics.com